UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

DropCar, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	IRS Employer Identification No.

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 27, 2020, DropCar, Inc. (“DropCar”) held its 2020 special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the holders of 2,070,470 shares of common stock of DropCar, and the holders of 15,018 shares of Series H-6 Convertible Preferred Stock of DropCar (which shares are convertible into 1,386,174 shares of common stock and which are therefore entitled to 1,386,174 votes), were present via webcast or represented by proxy, which represents 58.23% of the total outstanding shares of the Corporation entitled to vote as of the record date of April 14, 2020. The shares of common stock and the shares of Series H-6 Convertible Preferred Stock voted together as a single class on each proposal.

(b)	The following actions were taken in the Special Meeting:

(1)	The proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of DropCar’s common stock to AYRO, Inc. equity holders and to other parties in connection with the merger of ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DropCar (the “Merger Sub”), with and into AYRO, Inc., a Delaware corporation (“AYRO”), pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of December 19, 2019, as amended, by and among DropCar, the Merger Sub and AYRO (the “Merger Agreement”), the Merger Agreement and the transactions contemplated thereby or in connection therewith (the “DropCar Share Issuance Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,405,483	46,847	4,314	0

(2)	The proposal to approve an amendment to DropCar’s amended and restated certificate of incorporation to effect a reverse stock split with a ratio between 1-for-10 and 1-for-30 with respect to the issued and outstanding common stock of the combined company immediately following the merger (the “Reverse Stock Split Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,073,764	297,244	85,636	0

(3)	The proposal to approve the sale of substantially all of the assets of DropCar (the “Asset Sale Transaction”) pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of December 19, 2019 (the “Asset Purchase Agreement”), by and among DropCar, DropCar Operating Company, Inc., DC Partners Acquisition, LLC (“DC Partners”), Spencer Richardson and David Newman (the “Asset Sale Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,220,233	100,308	136,103	0

(4)	The proposal to approve an amendment to DropCar’s certificate of incorporation to provide for the reduction of the conversion price of the Series H-4 Convertible Preferred Stock to $0.50 per share and the automatic conversion of such shares into DropCar common stock and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of DropCar common stock in connection therewith (the “DropCar Preferred Conversion Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,237,908	156,581	62,155	0

(5)	The proposal to approve the amendment and restatement of DropCar’s certificate of incorporation in its entirety (the “A&R Charter Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,328,601	63,468	64,575	0

(6)	The proposal to approve the 2020 Long-Term Equity Incentive Plan (the “Incentive Plan Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,223,640	173,136	59,868	0

(7)	The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to DropCar’s named executive officers in connection with the merger (the “DropCar Golden Parachute Compensation Proposal”), was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,941,127	350,976	164,541	0

(8)	The proposal to adjourn the special meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”), was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,295,879	96,336	64,429	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: May 27, 2020	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chairman of the Board of Directors